Exhibit 10.42

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under C.F.R. §§ 200.80(b)(4) and 240.24b-2

License Reference Number__L034488_______

EXECUTION COPY	PATENT LICENSE AGREEMENT

LICENSE AGREEMENT (“Agreement”) dated Sept. 28,2003 (“Agreement Date”) between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (“IBM”), and APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation (“BUYER”).

WHEREAS, IBM and BUYER have executed concurrently herewith an “Asset Purchase Agreement” (APA), “Intellectual Property Agreement” (IPA), and other ancillary agreements identified in the APA as the “Operative Agreements” for the purpose of conveying certain assets and licensing certain intellectual property from IBM to BUYER in a divestiture and acquisition transaction relating to Switch Fabric PRS Products;

WHEREAS, the use of such assets and the exercise of such licenses may require a license under IBM patents;

WHEREAS, IBM has the right to license such patents, and BUYER desires to acquire a […***…] license under such patents;

WHEREAS, BUYER has the right to license its own patents, and IBM desires to acquire a […***…] license under such patents;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, IBM and BUYER (each as “Grantee” and “Grantor”) agree as follows:

Section 1. Definitions

As used herein, the term “Agreement” means this Patent License Agreement. The following terms used in this Agreement shall have the respective meanings assigned in this Agreement unless the context otherwise requires. Certain capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in the IPA.

1.1	“IBM Licensed Patents” shall mean […***…]

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[…***…]

Notwithstanding the foregoing, or any other provision of this Agreement or any other Operative Agreement, IBM Licensed Patents shall expressly exclude […***…].

IBM Licensed Patents shall include […***…].

1.2	“BUYER Licensed Patents” shall mean […***…].

Notwithstanding the foregoing or any other provision of this Agreement or any other Operative Agreement, Buyer Licensed Patents shall expressly exclude […***…]

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[…***…].

BUYER Licensed Patents shall include said […***…].

1.3	“IBM Licensed Product” shall mean […***…].

1.4	“BUYER Licensed Product” shall mean […***…].

1.5	“Licensed Products” shall mean IBM Licensed Products or BUYER Licensed Products as the context indicates.

1.6	“Licensed Software” shall mean the object code and source code for software embedded in or otherwise included in Licensed Products.

1.7	“Subsidiary” of a party hereto or of a third party shall mean a corporation, company or other entity:

(a)	more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto or such third party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

(b)	which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto or such third party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

1.6	“Assigned Product Copyrights”, “Assigned Product Know-how”, “ Chip Carrier”, “Licensed Product Copyrights”, “Chip Carrier”, “Semiconductor Device”,

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“Semiconductor Material”, “Semiconductor Product”, “Switch Fabric PRS Product” and “Licensed Product Know-how” shall have the meanings set forth in the Intellectual Property Agreement.

1.7	“Derivative Work” shall mean a work which is based upon one or more preexisting works, including, but not limited to , a revision, modification, translation, abridgement, condensation, expansion or any other form which such preexisting work may be recast, transformed or adapted.

1.8	“Effective Date” shall mean Closing Date as identified in the APA.

1.9	“Licensed Patents” shall mean either IBM Licensed Patents or BUYER Licensed Patents as the context indicates.

Section 2. Grants of Rights

2.1	Each party, as Grantor, on behalf of itself and its Subsidiaries grants to the other, as Grantee, a […***…] license under Grantor’s Licensed Patents:

[…***…]

The license granted by BUYER to IBM is fully paid up. The license granted by IBM to BUYER shall become fully paid up upon the receipt by IBM of the consideration set forth in Section 4.

2.2	The license granted in Section 2.1(b) […***…]:

[…***…]

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[…***…].

Unless Grantee informs Grantor to the contrary, […***…].

2.3	Except as expressly provided herein, no license or immunity is granted under this Agreement by either party, either directly or by implication, estoppel or otherwise to any third parties acquiring items from either party for the combination of such acquired items with other items (including items acquired from either party hereto) or for the use of such combination.

2.4	Subject to Section 2.5, the licenses granted herein shall include the right of each party to grant sublicenses to its Subsidiaries existing on or after the Effective Date, which sublicenses may include the right of sublicensed Subsidiaries to sublicense other Subsidiaries of said party. No sublicense shall be broader in any respect at any time during the life of this Agreement than the license held at that time by the party that granted the sublicense.

2.5	A sublicense granted to a Subsidiary shall terminate on the earlier of:

(a)	the date such Subsidiary ceases to be a Subsidiary; and

(b)	the date of termination or expiration of the license of the party or Subsidiary that granted the sublicense.

If a Subsidiary ceases to be a Subsidiary and holds any patents under which a party hereto is licensed, such license shall continue for the term defined herein.

2.6	In the event that neither a party nor any of its Subsidiaries has the right to grant a license under any particular Licensed Patent of the scope set forth in Section 2, then the license granted herein under said Licensed Patent shall be of the broadest scope which said party or any of its Subsidiaries has the right to grant within the scope set forth above.

2.7	If, after the Effective Date, a party or any of its Subsidiaries (“Acquiring Party”) either acquires an entity or acquires substantially all of the assets from an entity, and said entity is, immediately prior to the date of acquisition, licensed by the other party (“Licensor”) under one or more Licensed Patents through an existing agreement pursuant to which royalties or other payments are made by said entity to Licensor, then the license and other rights granted herein to the Acquiring Party with respect to said Licensed Patents shall apply to products manufactured by said entity or through the use of said assets, provided that such royalties or other payments shall continue to be made by the Acquiring Party or said entity to the Licensor with respect to such products notwithstanding that the Acquiring Party may have been licensed for the same Licensed Products before the acquisition.

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2.8	Notwithstanding anything said in Section 2 of this Agreement, no license or immunity is granted by Grantor to Grantee, or anyone working under the direction of Grantee, directly or by implication or estoppel or other wise under any Grantor Licensed Patent to:

[…***…]

Section 3.

This section intentionally left blank.

Section 4. Payment

4.1	The license rights granted by BUYER to IBM shall be considered fully paid up by IBM upon execution of this Agreement. The license rights granted by IBM to BUYER shall be considered fully paid up by BUYER upon payment by BUYER to IBM of all amounts due under the IPA.

Section 5. Term of Agreement; Acquisition of a Party

5.1	The term of the licenses granted under this Agreement shall be from the Effective Date until the expiration of the last to expire of the Licensed Patent claims , unless earlier terminated under the provisions of this Agreement. For the avoidance of doubt however, unless there is a Closing, this Agreement shall be null and void ab initio and have no effect.

5.2	Grantor shall have the right to terminate the license and any other rights granted to Grantee under this Agreement, in whole or in part, if:

(a)	Grantee fails at any time to make any payment required herein or in the APA; or

(b)	Grantee intentionally and materially breaches any term or condition relating to intellectual property misuse or confidentiality provisions under any Operative Agreement, and if Grantee does not, after written notice specifying the nature of the breach, cure within […***…]. The termination of this license or rights under this Agreement shall be effective upon written notice.

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5.3	If BUYER is acquired by a third party, thereby becoming a Subsidiary of the third party, if BUYER notifies SELLER in writing prior to said acquisition, BUYER may retain its rights hereunder so long as such acquiring third party accepts the obligations of this Agreement and unless one of the following applies (in which case the Agreement will terminate upon such acquisition):

(a)	SELLER has an unresolved intellectual property dispute with said third party;

(b)	SELLER has ongoing litigation with said third party in which the claim is for injunctive relief, specific performance or damages in excess of […***…].

Section 6. Means of Communication

6.1	Notices and other communications shall be sent by facsimile or by registered or certified mail to the following addresses and shall be effective upon mailing:

For SELLER:	For BUYER:
[…***…] IBM Corporation North Castle Drive, […***…] Armonk, NY 10504-1785 United States of America	[…***…] […***…] Applied Micro Circuits Corporation 6290 Sequence Drive San Diego, CA 92121 United States of America

Facsimile: […***…]	Facsimile: […***…]

6.2	A License Reference Number will be assigned to our agreement upon execution. This number should be included in all communications including wire transfer payments, royalty reports, tax credit certificates, letters, faxes and E-Mail messages.

Section 7. Miscellaneous

7.1	Neither party shall assign or grant any right under any of its Licensed Patents unless such assignment or grant is made subject to the terms of this Agreement.

7.2	Neither party shall assign any of its rights (other than the right to receive payments) or delegate any of its obligations under this Agreement without the other party’s prior written consent (which shall not be unreasonably withheld). Any attempt to do so shall be void. However, a party which undergoes reorganization may assign its rights and delegate its obligations to its legal successor, provided that after the reorganization the successor and its Subsidiaries will have essentially the same assets as such party and its Subsidiaries had immediately prior to the reorganization.

7.3	Neither party shall use or refer to this Agreement or any of its provisions in any promotional activity.

7.4	Each party represents and warrants that it has the full right and power to grant the license set forth in Section 2. Except as set forth in Section 7 of the IPA, neither party makes any other

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representation or warranty, express or implied, nor shall either party have any liability in respect of any infringement of patents or other rights of third parties due to the other party’s operation under the license herein granted.

7.5	Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any non-patent intellectual property right, or any patents or patent applications, other than the Licensed Patents. Neither party is required hereunder to furnish or disclose to the other any technical or other information (including copies of Licensed Patents) except as specifically provided herein.

7.6	Neither party shall have any obligation hereunder to institute any action or suit against third parties for infringement of any of its Licensed Patents or to defend any action or suit brought by a third party which challenges or concerns the validity of any of its Licensed Patents. Neither party shall have any right to institute any action or suit against third parties for infringement of any of the other party’s Licensed Patents. Neither party, nor any of its Subsidiaries, is required to file any patent application, or to secure any patent or patent rights, or to maintain any patent in force.

7.7	Each party shall, upon a request from the other party sufficiently identifying any patent or patent application under the control of the requested party, inform the other party as to the extent to which said patent or patent application is subject to the licenses and other rights granted hereunder. If such licenses or other rights under said patent or patent application are restricted in scope, copies of all pertinent provisions of any contract or other arrangement creating such restrictions shall, upon request, be furnished to the party making such request, unless such disclosure is prevented by such contract, and in such event, a statement of the nature of such restriction shall be provided.

7.8	If a third party has the right to grant licenses under a patent to a party hereto (as a “Licensee”) with the consent of the other party hereto, said other party shall provide said third party with any consent required to enable said third party to license said Licensee on whatever terms such third party may deem appropriate. Each party hereby waives any right it may have to receive royalties or other consideration from said third party as a result of said third party’s so licensing said Licensee within the scope of the licenses granted under Section 2 of this Agreement.

7.9	This Agreement shall not be binding upon the parties until it has been signed hereinbelow by or on behalf of each party. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid, except that IBM may amend Section 6.2 and either party may amend its address in Section 6.1 by written notice to the other party.

7.10

If any section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties. However, if the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

7.11	This Agreement shall be deemed to have been made in […***…], and all matters arising from or relating in any manner to the subject matter of this Agreement shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the laws of the State of […***…] applicable to agreements executed, delivered and performed within such State, without regard to the principles of conflicts of laws thereof.

7.12	The headings of sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

7.13	Until […***…], each party agrees not to disclose the terms of this Agreement to any third party (other than its Subsidiaries) without the prior written consent of the other party. This obligation is subject to the following exceptions:

(a)	disclosure is permissible if required by government or court order, provided the party required to disclose first gives the other prior written notice to enable it to seek a protective order;

(b)	disclosure is permissible if otherwise required by law;

(c)	disclosure is permissible if required to enforce rights under this Agreement;

(d)	each party may use similar terms and conditions in other agreements; and

(e)	each party may disclose this Agreement or its contents to the extent reasonably necessary, on a confidential basis, to its accountants, attorneys, financial advisors, its present or future providers of venture capital and/or potential investors in or acquirers of such party or product lines which qualify under Section 2.9.

This Agreement embodies the entire understanding of the parties with respect to the Licensed Patents, and replaces any prior oral or written communications between them.

7.14	This Agreement may be executed by the parties in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

Agreed to: APPLIED MICRO CIRCUITS CORPORATION.		Agreed to: INTERNATIONAL BUSINESS MACHINES CORPORATION

By:	[…***…]	By:	[…***…]
Name:	[…***…]	Name:	[…***…]
Title:	[…***…]	Title:	[…***…]
Date:	September 28, 2003	Date:	September 28, 2003

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